Exhibit 99.2

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This year, our message to shareholders is focused on a theme of “another year of good solid growth.” The photo that has been up on the screens depicts the cover of our most recent annual report.

We wanted to reinforce the fact that Fulton Financial is, in many respects, a “plain vanilla” company. We have spent the past year doing what we’ve always done – focusing on the basics of banking. We are who we’ve always been. We have not made any radical changes.

In a world that is increasingly seeing its share of chaos and unpredictability, Fulton strives to be a hallmark of stability and strength.

We continue to be a consistent performer who is dedicated to producing steady growth, solid annual returns for shareholders, and success for customers and employees.

One way we evaluate and monitor our annual

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performance is by looking at the quality of our relationships as well as the financial progress of each of these groups.

Another way we gauge our financial performance is the return on investment we bring to our shareholders. I’m proud to state that 2002 was a successful year on both counts.

In a few minutes, Scott Smith will share our financial performance with you. But right now, I would like to reflect on the milestones of last year, all of which were accomplished through the efforts of our more than three thousand dedicated employees.

We were pleased to receive the highest short-term credit ratings of “Prime-1” from Moody’s Investors Service and “F-1” from Fitch Ratings.

We also received strong long-term ratings of “A-1” from

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Moody’s and “A” from Fitch.

In assigning these ratings, Moody’s and Fitch both noted Fulton’s strong financial condition, valuable community banking franchise, consistently sound asset quality, strong capital position, solid performance and low-cost funding profile.

We believe that current and prospective shareholders value highly the financial stability inherent in these strong ratings.

A number of our more recent initiatives designed to grow our non-interest income yielded excellent results last year as well.

With residential mortgage rates at 45-year lows, we originated approximately $800 million in residential mortgage loans in 2002.

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We realized significant increases in revenue as these loans were sold into the secondary markets.

In addition, our investment management and trust services business remains the largest contributor to our non-interest income, despite the recent challenges within the equities markets.

Corporate cash management fees, debit card fees and checking-related fees also significantly contributed to our 2002 results.

In April, two of our New Jersey banks, The Bank of Gloucester County and Woodstown National Bank, announced their decision to join forces as one organization.

By bringing together their talent and expertise, “South Jerseys Best Community Bank” will provide enhanced financial product and service solutions to their valued

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customers.

In addition, the combined bank’s $1 billion asset size will enable them to pursue additional business opportunities that exist in that marketplace.

The merger was completed in mid-February, and I am happy to report that the consolidation of the two banks went very smoothly and was virtually transparent to the customers of both banks.

In June, Fulton Bank was awarded the Federal Home Loan Bank of Pittsburgh’s Pillars of the Community Award for our outstanding work in creating housing for low-income families and promoting community revitalization and economic development.

Since 1989, Fulton Financial has invested more than $72 million in affordable housing and community development projects in the form of equity or donated

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funds.

Also in June, we conducted the latest in a series of surveys to gauge our employees’ opinions about our organization.

The survey contained 113 questions grouped into categories such as customer service, management team performance, company image and mission, pay and benefits and communications.

We are pleased to note that when our scores are compared to those of other banks across the nation, we consistently rank in the top quartile.

We believe our employee retention rates of over 90 percent for officers and 81 percent for all employees, and the fact that 70 percent of our employees collectively own more than two million shares of Fulton stock, also speak volumes about our employees’

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commitment to their company.

In October, Fulton Financial was honored by The Newcomen Society of the United States, an educational foundation dedicated to the preservation and promotion of the American enterprise system.

More specifically, we were recognized for our local level of decision-making and management, as well as for our commitment to meeting the needs of the many communities we serve.

In January 2003, we announced our intent to acquire Premier Bancorp, Inc., a financial holding company based in Doylestown. Bucks County, Pennsylvania.

This transaction is expected to close in the third quarter.

Premier Bank will fits well with our geographic

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franchise and our corporate culture. Over the years, Premier has shown double-digit growth in deposits, loans, fee income and net income.

The bank has strong asset quality and its seven branches are located in or next to markets currently being served by our affiliates.

This acquisition will provide us with increased non-interest income opportunities through the expansion of both Fulton Mortgage Company and Fulton Financial Advisors into these markets.

We will be able to provide Premier with increased lending capacity and additional capital. In addition, we see an excellent opportunity to grow core deposits through expanded retail banking in these high-income markets.

Here you can see how our franchise will grow and expand with the addition of Premier Bancorp.

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And so, we trust that you, our shareholders, are pleased with the progress and achievements of your company in 2002.

I would be remiss if I did not say a few words about the very serious issues of business ethics and corporate governance.

While we believe that the majority of our nation’s corporate leaders are highly ethical and honest, it is hard to ignore several well-publicized instances where a few of these individuals clearly lost their way.

These instances have led to the development of the Sarbanes-Oxley Act of 2002, which requires that companies strengthen their corporate governance and financial accountability.

For some companies, the provisions of the Act will require them to make sweeping changes. For others, like ours, for the most part, only minor changes will be

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required—it mostly means documenting procedures and practices already in place.

To that end, I wanted to briefly outline our activities in this area:

•	We have in place a process for the prompt reporting of stock transactions by those designated corporate insiders that are required to report changes in their stock ownership to the SEC

•	Charlie Nugent, our chief financial officer, and I now certify and sign all quarterly and annual filings with the Securities and Exchange Commission

•	Last year, we formed a new management committee called the Corporate Disclosure Committee. This group meets periodically to discuss whether there are any events of a material nature at the Corporation or its subsidiaries that should be discussed in the annual and quarterly reports filed with the SEC.

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•	We are developing a supplement to our current code of conduct that will pertain specifically to me, as CEO, to Charlie Nugent, as CFO, as well as to our controller and others working in our financial areas.

•	We are restructuring the membership and function of the Audit Committee of the board of directors to ensure that its membership satisfies the new definition of independence, and to facilitate the Committee’s execution of its significantly enhanced role in overseeing the financial performance and reporting of your corporation.

We are in the process of identifying individuals who would be qualified to serve as the “financial expert” of the audit committee, and we are revising the committee charter to include its new responsibilities

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•	And we are establishing a formal reporting process by which any employee of the Corporation can report, on a confidential and anonymous basis, perceived wrongdoing by others in the Corporation.

At Fulton Financial, we also have a written code of conduct that requires exemplary conduct of every employee. This conduct is the foundation upon which our organization is built.

There are no “gray” pages in this document – they are either black or white and they are non-negotiable.

However, our Code of Conduct itself is not what prevents unethical behavior – our people do.

The attitude and example set by management is consistent and unwavering.

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Consequently, we have very high expectations for uncompromized behavior on the part of each and every employee, and we are proud of how our employees have lived up to these expectations.

These are the same employees who have produced the excellent results Scott Smith will now share with you at this time. Scott....

Thank you, Rufus, and good afternoon.

We ended last year with $8.4 billion in assets and a market capitalization of $1.8 billion, making us the 2nd largest commercial bank headquartered in the Third Federal Reserve District.

At year-end, we had 188 branches and 210 automated teller machines located in Pennsylvania, New Jersey, Maryland and Delaware.

We’re very proud of what we’ve been able to accomplish for you over the years.

As a holding company, we’ve produced 21 consecutive years of record earnings.

Our compounded annual growth rate in earnings per share as originally reported has been 9.3 percent since the holding company was formed.

Going back a little further, we have also had 28 consecutive years of dividend increases. Since 1982, when the holding company was formed, our dividends have increased at an annual rate of 10.3 percent. We would expect this trend of dividend increases to continue in the future.

In short, Fulton has a proven business model that has enabled us to maintain consistent, high performance.

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And those qualities you expect to find in Fulton– record earnings, high asset quality, a strong net interest margin and prudent expense control – continued to be apparent last year as well.

In 2002, our net income per share increased 12.2 percent to $1.29 or a record $132.9 million.

Our cash dividends per share were 58.6 cents, a 10.6 percent increase over 2001. We paid more than $60 million in cash dividends last year.

These results represented a return on assets of 1.68 percent and a return on equity of 15.86 percent. Our efficiency ratio was 52.4 percent and our leverage capital ratio at the end of the year was 9.4 percent.

For 2002, our total return to shareholders, which includes both price appreciation and dividends paid, was 4.42 percent, which is well in excess of most overall market benchmarks.

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While we continually review our stock performance quarter to quarter and year to year, it is important not to lose sight of our long term superior total return to shareholders. Over the last five years, Fulton’s average annual total return was 19.48 percent.

Again, these results exceed that of many of the market benchmarks.

As of yesterday, our stock price had increased nearly 12 percent since the beginning of this year.

Here you can see the list of the eleven analysts who follow our company.

Their current recommendations appear on the screen.

As you can see, six of the eleven have us as a “buy,” and the remaining five have us as a “hold.”

Overall, our stock has performed well over the history

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of the Corporation.

Many long-term shareholders have realized an attractive return on their investment in Fulton Financial.

For example, if you owned 100 shares Fulton stock on June 30, 1982 when the Corporation was formed, your investment was $1,750.

By doing nothing more than holding on to those shares, as of December 31, 2002, you would have owned 1,493 shares valued at $26,366, for a compounded annual rate of return of 14 percent over the 21-year period.

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If you had taken advantage of our dividend reinvestment plan, that same investment of $1,750 in 1982 would have had a 2002 year-end market value of $54,165, representing 3,067 shares, for a compounded annual rate of return of 18 percent.

The foundation for continuing to produce good, solid growth and increased shareholder value in the future is our Corporation’s strategic plan.

At the heart of this plan is our mission statement, which appears on the screen.

You will see that we exist to create increased wealth for our shareholders while simultaneously improving the quality of life in the communities we serve.

These two goals will be met by creating financial success for our customers and by creating career success as defined by our employees.

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As Rufus indicated earlier, we will conduct all of our business fairly, honestly and with the utmost integrity. The second component of our plan is the area where we clearly define our “core values” as an organization.

These core values, which appear on the screen, define how every employee conducts business on a daily basis.

Our core values are the infrastructure and undercurrent that set the tone for these actions.

While the environment in which we operate will change over time, our core values will not.

Management has developed and agreed upon six corporate priorities that have also been incorporated into our strategic plan.

They are:

•	Sustaining strong earnings growth

•	Maintaining high credit quality

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•	Creating financial success with clients

•	Creating career success with our employees

•	Enriching the communities we serve

•	And growing non-interest income.

As with any good strategic plan, we have also devoted considerable time to identifying our organization’s strengths and weaknesses, and also the opportunities and challenges that we believe we will face in the future.

While these areas are too detailed to outline today, I do want to share with you what we identified as our greatest strength: that is, the more than 3,000 employees that make up Fulton Financial Corporation and its affiliates.

Their talent, expertise and commitment will ensure the successful delivery of the goals in our strategic plan and the continued satisfaction and loyalty of our

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growing customer base.

It has certainly been a pleasure to share with you our successful performance over the past year as well as the basic components of our strategic plan.

Our past, present and future success is the result of the support you give to us as loyal customers, and to the high degree of confidence you have placed in us as long-term shareholders. We sincerely thank you for being both.

At this time, I have several announcements that will be of particular interest to you as shareholders.

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First, I am pleased to announce our earnings. For the first quarter of 2003, Fulton Financial earned a record $34.0 million, a 5.6 percent increase over the same period last year.

Net income per share increased 9.7 percent to 34 cents, up from 31 cents last year.

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Also, I am pleased to announce that this morning, the Board approved a 5 percent stock dividend, payable on May 23 to shareholders of record as of April 30.

In addition, the board has increased the regular quarterly cash dividend to 16 cents per share, payable on July 15 to shareholders of record as of June 23.

These actions mean that the dividend you will receive in July will be 12 percent more than the dividend you received today.

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We trust you are pleased with our efforts to provide an appropriate return on your investment in Fulton Financial.

I thank you for your continued loyalty and for your support of our efforts.